Exhibit 8.2

[WLRK LETTERHEAD]

May 5, 2015

MeadWestvaco Corporation

501 South 5th Street

Richmond, VA 23219

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”) of Rome-Milan Holdings, Inc., a Delaware corporation (“TopCo”), including the joint proxy statement/prospectus forming a part thereof, relating to the proposed merger of Rome Merger Sub, Inc., a Georgia corporation (“RockTenn Merger Sub”) with and into Rock-Tenn Company, a Georgia corporation (“RockTenn”), the proposed merger of Milan Merger Sub, LLC, a Delaware limited liability company (“MWV Merger Sub”) with and into MeadWestvaco Corporation, a Delaware corporation (“MWV”), and the conversion of the MWV Surviving Company to a limited liability company (the “Conversion”) as contemplated by the Second Amended and Restated Business Combination Agreement, dated as of April 17, 2015 and amended as of May 5, 2015 (the “Agreement”), by and among TopCo, MWV, RockTenn, RockTenn Merger Sub and MWV Merger Sub. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement

In providing our opinion, we have examined the Agreement, the Registration Statement, the joint proxy statement/prospectus forming a part thereof (as amended or supplemented through the date hereof), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transactions will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transactions and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, and (iii) MWV, RockTenn, TopCo and their respective subsidiaries will treat the transactions for United States federal income tax purposes in a manner consistent with the opinion set forth below and the Registration Statement. If any of the above described assumptions are untrue for any reason or if the transactions are consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon the foregoing, we hereby confirm that, subject to the qualifications, exceptions, assumptions, beliefs and limitations described herein and therein, the section of the Registration Statement entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINATION—U.S. Federal Income Tax Consequences of the MWV Merger to U.S. Holders of MWV Common Stock” constitutes our opinion as to the material U.S. federal income tax consequences of the MWV Merger and the Conversion to U.S. holders (as defined in the Registration Statement) of MWV common stock.

Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform MWV, RockTenn or TopCo of any such change or inaccuracy that may occur or come to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz